Exhibit 10.3

GUARANTY AND COLLATERAL AGREEMENT

dated as of February 27, 2009

made by

NORTHERN OIL AND GAS, INC.

and

EACH OF THE OTHER GRANTORS (AS DEFINED HEREIN)

in favor of

CIT CAPITAL USA INC.,
as Administrative Agent

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

Section 1.01Definitions.[INSERT PAGE NUMBER]
Section 1.02Other Definitional Provisions[INSERT PAGE NUMBER]
Section 1.03Rules of Interpretation[INSERT PAGE NUMBER]

ARTICLE II

GUARANTEE

Section 2.01Guarantee.[INSERT PAGE NUMBER]
Section 2.02Right of Contribution[INSERT PAGE NUMBER]
Section 2.03No Subrogation[INSERT PAGE NUMBER]
Section 2.04Guaranty Amendments, Etc. with respect to the Borrower Obligations[INSERT PAGE NUMBER]
Section 2.05Waivers[INSERT PAGE NUMBER]
Section 2.06Guaranty Absolute and Unconditional.[INSERT PAGE NUMBER]
Section 2.07Reinstatement[INSERT PAGE NUMBER]
Section 2.08Payments[INSERT PAGE NUMBER]

ARTICLE III

GRANT OF SECURITY INTEREST

Section 3.01Grant of Security Interest[INSERT PAGE NUMBER]
Section 3.02Transfer of Pledged Securities[INSERT PAGE NUMBER]

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01Representations in Credit Agreement[INSERT PAGE NUMBER]
Section 4.02Title; No Other Liens[INSERT PAGE NUMBER]
Section 4.03Perfected First Priority Liens[INSERT PAGE NUMBER]
Section 4.04Grantor Information[INSERT PAGE NUMBER]
Section 4.05Inventory and Equipment[INSERT PAGE NUMBER]
Section 4.06Deposit Accounts[INSERT PAGE NUMBER]
Section 4.07Farm Products[INSERT PAGE NUMBER]
Section 4.08Investment Property.[INSERT PAGE NUMBER]
Section 4.09Receivables.[INSERT PAGE NUMBER]
Section 4.10Contracts.[INSERT PAGE NUMBER]
Section 4.11Intellectual Property.[INSERT PAGE NUMBER]
Section 4.12Commercial Tort Claims.[INSERT PAGE NUMBER]
Section 4.13Benefit to the Guarantors[INSERT PAGE NUMBER]

ARTICLE V

COVENANTS

Section 5.01Covenants and Events of Default in Credit Agreement[INSERT PAGE NUMBER]
Section 5.02Delivery of Instruments, Certificated Securities and Chattel Paper[INSERT PAGE NUMBER]

i

Section 5.03Payment of Obligations[INSERT PAGE NUMBER]
Section 5.04Maintenance of Perfected Security Interest; Further Documentation.[INSERT PAGE NUMBER]
Section 5.05Changes in Locations, Name, Etc[INSERT PAGE NUMBER]
Section 5.06Notices[INSERT PAGE NUMBER]
Section 5.07Investment Property.[INSERT PAGE NUMBER]
Section 5.08Intellectual Property.[INSERT PAGE NUMBER]
Section 5.09Commercial Tort Claims[INSERT PAGE NUMBER]

ARTICLE VI

REMEDIAL PROVISIONS

Section 6.01Certain Matters Relating to Receivables.[INSERT PAGE NUMBER]
Section 6.02Communications with Obligors; Grantors Remain Liable.[INSERT PAGE NUMBER]
Section 6.03Pledged Securities.[INSERT PAGE NUMBER]
Section 6.04Proceeds to be Turned Over to Administrative Agent[INSERT PAGE NUMBER]
Section 6.05Application of Proceeds[INSERT PAGE NUMBER]
Section 6.06Code and Other Remedies.[INSERT PAGE NUMBER]
Section 6.07Securities Laws.[INSERT PAGE NUMBER]
Section 6.08Waiver; Deficiency[INSERT PAGE NUMBER]
Section 6.09Non-Judicial Enforcement[INSERT PAGE NUMBER]

ARTICLE VII

THE ADMINISTRATIVE AGENT

Section 7.01Administrative Agent’s Appointment as Attorney-in-Fact, Etc.[INSERT PAGE NUMBER]
Section 7.02Duty of Administrative Agent[INSERT PAGE NUMBER]
Section 7.03Execution of Financing Statements[INSERT PAGE NUMBER]
Section 7.04Authority of Administrative Agent[INSERT PAGE NUMBER]

ARTICLE VIII

SUBORDINATION OF INDEBTEDNESS

Section 8.01Subordination of All Grantor Claims[INSERT PAGE NUMBER]
Section 8.02Claims in Bankruptcy[INSERT PAGE NUMBER]
Section 8.03Payments Held in Trust[INSERT PAGE NUMBER]
Section 8.04Liens Subordinate[INSERT PAGE NUMBER]
Section 8.05Notation of Records[INSERT PAGE NUMBER]

ARTICLE IX

MISCELLANEOUS

Section 9.01No Waiver by Course of Conduct; Cumulative Remedies[INSERT PAGE NUMBER]
Section 9.02Notices[INSERT PAGE NUMBER]
Section 9.03Enforcement Expenses; Indemnities.[INSERT PAGE NUMBER]
Section 9.04Amendments in Writing[INSERT PAGE NUMBER]
Section 9.05Successors and Assigns[INSERT PAGE NUMBER]
Section 9.06Survival; Revival; Reinstatement.[INSERT PAGE NUMBER]
Section 9.07Counterparts; Integration; Effectiveness.[INSERT PAGE NUMBER]
Section 9.08Severability[INSERT PAGE NUMBER]
Section 9.09Set-Off[INSERT PAGE NUMBER]
Section 9.10Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.[INSERT PAGE NUMBER]

Section 9.11Headings[INSERT PAGE NUMBER]
Section 9.12Acknowledgments[INSERT PAGE NUMBER]
Section 9.13Additional Grantors and Additional Pledged Securities[INSERT PAGE NUMBER]
Section 9.14Releases.[INSERT PAGE NUMBER]
Section 9.15Acceptance[INSERT PAGE NUMBER]

SCHEDULES:

1           Notice Addresses
2           Investment Property
3           Perfection Matters
4           Location of Jurisdiction of Organization and Chief Executive Office
5           Inventory and Equipment Locations
6           Intellectual Property
7           Existing Permitted Financing Statements
8           Deposit Accounts

ANNEXES:
I           Form of Acknowledgment and Consent
II           Form of Assumption Agreement
III           Form of Supplement

This GUARANTY AND COLLATERAL AGREEMENT, dated as of February 27, 2009, is made by Northern Oil and Gas, Inc., a Nevada corporation (the “Borrower”), and each of the other signatories hereto (the Borrower and each of the other signatories hereto, together with any Subsidiary of the Borrower that becomes a party hereto from time to time after the date hereof, the “Grantors”) in favor of CIT Capital USA Inc., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) from time to time parties to the Credit Agreement, dated as of February 27, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Administrative Agent and the Lenders.

R E C I T A L S

A.           It is a condition precedent to the obligation of the Lenders to make their respective loans to and extensions of credit on behalf of the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders.

B.           Now, therefore, in consideration of the premises herein and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective loans to and extensions of credit on behalf of the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

ARTICLE I

Definitions

Section 1.01                                Definitions.

(a)           Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement, and all uncapitalized terms which are defined in the UCC (as defined herein) on the date hereof are used herein as so defined.

(b)           The following terms are used herein as defined in the UCC on the date hereof:  Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Contracts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles,  Instruments, Inventory, Letter-of-Credit Rights, Proceeds, Supporting Obligations, and Tangible Chattel Paper.

(c)           The following terms have the following meanings:

“Acknowledgment and Consent” means an Acknowledgement and Consent substantially in the form attached hereto as Annex I.

“Administrative Agent” has the meaning assigned such term in the Preamble.

“Agreement” means this Guaranty and Collateral Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Assumption Agreement” means an Assumption Agreement substantially in the form attached hereto as Annex II.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time.

“Borrower” has the meaning assigned such term in the Preamble.

“Borrower Obligations” means the collective reference to the unpaid principal of and interest on the Loans and reimbursement obligations in respect of Letters of Credit, the Indebtedness, and all other obligations and liabilities of the Borrower and the other Grantors (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and LC Exposure and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Secured Documents, in each case, whether on account of principal, interest, reimbursement obligations, payments in respect of an early termination date, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Secured Parties that are required to be paid by the Borrower pursuant to the terms of any of the Secured Documents).

“Collateral” has the meaning assigned such term in Section 3.01.

“Collateral Account” means any collateral account established by the Administrative Agent as provided in Section 6.01 or Section 6.04.

“Copyrights” means the collective reference to (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office and (b) the right to obtain all renewals thereof.

“Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Credit Agreement” has the meaning assigned such term in the Preamble.

“Deposit Account” has the meaning given such term in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including any demand, time, savings, passbook or like account maintained with a depositary institution.

- -

“Grantors” has the meaning assigned such term in the Preamble.

“Grantor Claims” has the meaning assigned to such term in Section 8.01.

“Guarantor Obligations” means with respect to any Guarantor, the collective reference to (a) the Borrower Obligations and (b) all obligations and liabilities of such Guarantor which may arise under or in connection with any Secured Document to which such Guarantor is a party (including, without limitation, Article II of this Agreement), in each case, whether on account of principal, interest, guarantee obligations, reimbursement obligations, payments in respect of an early termination date, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Secured Party under any Secured Document).

“Guarantors” means the collective reference to all Grantors other than the Borrower.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note” means any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

“Investment Property” means the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC and (b) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Securities.

“Issuers” means the collective reference to each issuer of any Investment Property.

“Lenders” has the meaning assigned such term in the Preamble.

“LLC” means, with respect to any Grantor, each limited liability company described or referred to in Schedule 2 in which such Grantor has an interest.

“LLC Agreement” means each operating agreement relating to an LLC, as each agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.

“Obligations” means:  (a) in the case of the Borrower, the Borrower Obligations and (b) in the case of each Guarantor, its Guarantor Obligations.

“Partnership” means, with respect to any Grantor, each partnership described or referred to in Schedule 2 in which such Grantor has an interest.

- -

“Partnership Agreement” means each partnership agreement governing a Partnership, as each such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified.

“Patent License” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any thereof referred to in Schedule 6.

“Patents” means the collective reference to (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including any of the foregoing referred to in Schedule 6, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including any of the foregoing referred to in Schedule 6 and (c) all rights to obtain any reissues or extensions of the foregoing.

“Pledged LLC Interests” means, with respect to any Grantor, all right, title and interest of such Grantor as a member of all LLCs and all right, title and interest of such Grantor in, to and under the LLC Agreements.

“Pledged Notes” means all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Partnership Interests” means, with respect to any Grantor, all right, title and interest of such Grantor as a limited or general partner in all Partnerships and all right, title and interest of such Grantor in, to and under the Partnership Agreements.

“Pledged Securities” means: (a) the Equity Interests described or referred to in Schedule 2 (as the same may be supplemented from time to time pursuant to a Supplement), together with any other Equity Interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; including, but not limited to, all Pledged LLC Interests and Pledged Partnership Interests related thereto; and (b) the certificates or instruments, if any, representing such Equity Interests, (c) all dividends (cash, Equity Interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such securities, (d) all replacements, additions to and substitutions for any of the Property referred to in this definition, including, without limitation, claims against third parties, (e) the proceeds, interest, profits and other income of or on any of the Property referred to in this definition, (f) all security entitlements in respect of any of the foregoing, if any, and (g) all books and records relating to any of the Property referred to in this definition.

“Proceeds” means all “proceeds” as such term is defined in the UCC on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

- -

“Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Account).

“Secured Documents” means the collective reference to the Credit Agreement, the other Loan Documents, each Secured Swap Agreement and any other document made, delivered or given in connection with any of the foregoing.

“Secured Parties” means the collective reference to the Administrative Agent, the Lenders, and the Approved Counterparties that are parties to Secured Swap Agreements.

“Secured Swap Agreement” means any Swap Agreement between the Borrower or any of its Subsidiaries and any Approved Counterparty in effect while such Person is an Approved Counterparty regardless of when such Swap Agreement was entered into.  For the avoidance of doubt, a Swap Agreement ceases to be a Secured Swap Agreement if the Person that is the counterparty to the Borrower or one of its Subsidiaries under a Swap Agreement ceases to be an Approved Counterparty under the Credit Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including any of the foregoing referred to in Schedule 6 and (b) the right to obtain all renewals thereof.

“Supplement” means a Supplement substantially in the form attached hereto as Annex III.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Administrative Agent’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, the effect thereof or priority and for purposes of definitions related to such provisions.

Section 1.02                                Other Definitional Provisions.  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, refer to such Grantor’s Collateral or the relevant part thereof.

Section 1.03

Rules of Interpretation.  Section 1.04 and Section 1.05 of the Credit Agreement are hereby incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

ARTICLE II

Guarantee

Section 2.01                                Guarantee.

(a)           Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Secured Parties and each of their respective successors, indorsees, transferees and assigns, the prompt and complete payment in cash and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.  This is a guarantee of payment and not collection and the liability of each Guarantor, insofar as it relates to the Secured Parties, is primary and not secondary.

(b)           Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.02).

(c)           Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Article II or affecting the rights and remedies of any Secured Party hereunder.

(d)           Each Guarantor agrees that if the maturity of the Borrower Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee without demand or notice to such Guarantor.  The guarantee contained in this Article II shall remain in full force and effect until all the Borrower Obligations shall have been irrevocably and indefeasibly satisfied by payment in full in cash, no Letter of Credit shall be outstanding (other than those Letters of Credit that cash collateral has been posted for) and all of the Commitments are terminated, notwithstanding that from time to time during the term of the Credit Agreement, no Borrower Obligations may be outstanding.

(e)           No payment made by any Grantor, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are irrevocably and indefeasibly paid in full in cash, no Letter of Credit

(f)

shall be outstanding (other than those Letters of Credit that cash collateral has been posted for) and all of the Commitments are terminated.

Section 2.02                                Right of Contribution.  Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.03.  The provisions of this Section 2.02 shall in no respect limit the obligations and liabilities of any Guarantor to the Secured Parties, and each Guarantor shall remain liable to the Secured Parties for the full amount guaranteed by such Guarantor hereunder.

Section 2.03                                No Subrogation.  Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Secured Parties on account of the Borrower Obligations are irrevocably and indefeasibly paid in full in cash, no Letter of Credit shall be outstanding (other than those Letters of Credit that cash collateral has been posted for) and all of the Commitments are terminated.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been irrevocably and indefeasibly paid in full in cash, any Letter of Credit shall be outstanding (other than those Letters of Credit that cash collateral has been posted for) or any of the Commitments are in effect, such amount shall be held by such Guarantor in trust for the Secured Parties, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in accordance with Section 10.02(c) of the Credit Agreement.

Section 2.04                                Guaranty Amendments, Etc. with respect to the Borrower Obligations.  Each Guarantor shall remain obligated hereunder, and such Guarantor’s obligations hereunder shall not be released, discharged or otherwise affected, notwithstanding that, without any reservation of rights against any Guarantor and without notice to, demand upon or further assent by any Guarantor (which notice, demand and assent requirements are hereby expressly waived by such Guarantor):  i) any demand for payment of any of the Borrower Obligations made by any Secured Party may be rescinded by such Secured Party or otherwise and any of the Borrower Obligations continued; ii) the Borrower Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, any Secured Party; iii) any Secured Document may be amended, modified, supplemented or terminated, in whole or in part, as the Secured Parties may deem advisable from time to time; iv) any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged,

Section 2.05

waived, surrendered or released; v) any additional guarantors, makers or endorsers of the Borrower Obligations may from time to time be obligated on the Borrower Obligations or any additional security or collateral for the payment and performance of the Borrower Obligations may from time to time secure the Borrower Obligations; or vi) any other event shall occur which constitutes a defense or release of sureties generally.  No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Article II or any Property subject thereto.

Section 2.06                                Waivers.  Each Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Article II or acceptance of the guarantee contained in this Article II; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article II and no notice of creation of the Borrower Obligations or any extension of credit already or hereafter contracted by or extended to the Borrower need be given to any Guarantor; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article II.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations.

Section 2.07                                Guaranty Absolute and Unconditional.

(a)           Each Guarantor understands and agrees that the guarantee contained in this Article II is, and shall be construed as, a continuing, completed, absolute and unconditional guarantee of payment, and each Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations hereunder shall not be discharged or otherwise affected as a result of any of the following:

(i)           the invalidity or unenforceability of any Secured Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party;

(ii)           any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Secured Party;

(iii)           the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of the Borrower or any other Guarantor or any other Person at any time liable for the payment of all or part of the Obligations, including any discharge of, or bar or stay against collecting, any Obligation (or any part of them or interest therein) in or as a result of such proceeding;

(iv)

any sale, lease or transfer of any or all of the assets of the Borrower or any other Guarantor, or any changes in the shareholders of the Borrower or any other Guarantor;

(v)           any change in the corporate existence (including its constitution, laws, rules, regulations or power), structure or ownership of any Grantor or in the relationship between the Borrower and any Grantor;

(vi)           the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each of the Guarantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral for the Obligations;

(vii)           the absence of any attempt to collect the Obligations or any part of them from any Grantor;

(viii)                      (1) any Secured Party’s election, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code; (a) any borrowing or grant of a Lien by the Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code; (b) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Secured Party’s claim (or claims) for repayment of the Obligations; (c) any use of cash collateral under Section 363 of the Bankruptcy Code; (d) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding; (e) the avoidance of any Lien in favor of the Secured Parties or any of them for any reason; or (f) failure by any Secured Party to file or enforce a claim against the Borrower or its estate in any bankruptcy or insolvency case or proceeding; or

(ix)           any other circumstance or act whatsoever, including any action or omission of the type described in Section 2.04 (with or without notice to or knowledge of the Borrower or such Guarantor), which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Article II, in bankruptcy or in any other instance.

(b)           When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether

(c)

express, implied or available as a matter of law, of any Secured Party against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 2.08                                Reinstatement.  The guarantee contained in this Article II shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its Property, or otherwise, all as though such payments had not been made.

Section 2.09                                Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent, for the ratable benefit of the Secured Parties, without set-off, deduction or counterclaim, in U.S. dollars, in immediately available funds, at the offices of the Administrative Agent specified in Section 12.01 of the Credit Agreement (or from time to time designated in accordance with the terms thereof).

ARTICLE III

Grant of Security Interest

Section 3.01                                Grant of Security Interest.  Each Grantor hereby pledges, assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a first priority continuing security interest in, lien on and right of setoff against, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a)           all Accounts;

(b)           all Chattel Paper (whether Tangible Chattel Paper or Electronic Chattel Paper);

(c)           all Commercial Tort Claims (including, without limitation, with respect to the matters set forth on Schedule 3);

(d)           all Contracts;

(e)           all Deposit Accounts other than payroll, withholding tax and other fiduciary Deposit Accounts;

(f)           all Documents;

(g)           all Equipment;

(h)

all Fixtures;

(i)           all General Intangibles (including, without limitation, all rights in and under Swap Agreements);

(j)           all Instruments;

(k)           all Intellectual Property;

(l)           all Inventory;

(m)           all Investment Property (other than Auction-Rate Securities);

(n)           all Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing);

(o)           all other Property not otherwise described above (except for any Property specifically excluded from any defined term used in any clause of this section above);

(p)           all books and records pertaining to the Collateral; and

(q)           to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, this Section 3.01 does not grant a security interest in any property to the extent that such grant is prohibited under any agreement relating to such property and the violation of such prohibition would cause Grantor to lose its interest in or rights with respect to such property, except to the extent that Part 4 of Article 9 of the UCC would render such prohibition ineffective.

Section 3.02                                Transfer of Pledged Securities.  All certificates or instruments representing or evidencing the Pledged Securities shall be delivered to and held pursuant hereto by the Administrative Agent or a Person designated by the Administrative Agent and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Securities to the Administrative Agent.  Notwithstanding the preceding sentence, at the Administrative Agent’s discretion, all Pledged Securities must be delivered or transferred in such manner as to permit the Administrative Agent to be a “protected purchaser” to the extent of its security interest as provided in Section 8.303 of the UCC (if the Administrative Agent otherwise qualifies as a protected purchaser).  During the continuance of an Event of Default, the Administrative Agent shall have the right, at any time in its discretion and without notice, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Pledged Securities, subject only to the revocable rights of the relevant Grantor specified in Section 6.03.  In addition, during the continuance of an Event of Default, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.

Section 3.03

Representations and Warranties

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective loans to and extensions of credit to the Borrower thereunder and to induce the Lenders (and their Affiliates) to enter into Swap Agreements with the Borrower and its Subsidiaries, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

Section 3.04                                Representations in Credit Agreement.  In the case of each Guarantor, the representations and warranties set forth in Article VII of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated by reference, are true and correct, and the Administrative Agent and the Lenders shall be entitled to rely on each of them, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.01, be deemed to be a reference to such Guarantor’s knowledge.

Section 3.05                                Title; No Other Liens.  Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others.  No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.  Schedule 7 is a complete list of any existing permitted financing statements or other public notice with respect to all or any part of the Collateral.  For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor.  For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property.  Each of the Administrative Agent and each Lender understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

Section 3.06                                Perfected First Priority Liens.  The security interests granted pursuant to this Agreement b) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute  valid perfected security interests in all material Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and c) are prior to all other Liens on the Collateral in existence on the date hereof except for those existing permitted financing statements listed on Schedule 7 attached hereto.

Section 3.07

Grantor Information.  On the date hereof, the correct legal name of such Grantor, all names and trade names that such Grantor has used in the last five years, such Grantor’s jurisdiction of organization and each jurisdiction of organization of such Grantor over the last five years, such Grantor’s organizational number (if any), and the location(s) of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, over the last five years are specified on Schedule 4.  Such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

Section 3.08                                Inventory and Equipment.  On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

Section 3.09                                Deposit Accounts.  Schedule 8 correctly identifies all Deposit Accounts owned by each Grantor and institutions holding such Deposit Accounts.

Section 3.10                                Farm Products.  None of the Collateral constitutes, or is the Proceeds of, Farm Products.

Section 3.11                                Investment Property.

(a)           The Pledged Securities required to be pledged hereunder and under the Credit Agreement by such Grantor are listed in Schedule 2.  The shares of Pledged Securities pledged by a Grantor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interests of each Issuer that are owned by such Grantor.  All the shares of the Pledged Securities have been duly and validly issued and are fully paid and nonassessable; and such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement, and has rights in or the power to transfer the Investment Property in which a Lien is granted by it hereunder, free and clear of any Lien.

(b)           There are no restrictions on transfer (that have not been waived or otherwise consented to) in the LLC Agreement governing any Pledged LLC Interest or the Partnership Agreement governing any Pledged Partnership Interest or any other agreement relating thereto which would limit or restrict:  (1) the grant of a security interest in the Pledged LLC Interests or the Pledged Partnership Interests, (2) the perfection of such security interest or (3) the exercise of remedies in respect of such perfected security interest in the Pledged LLC Interests or the Pledged Partnership Interests, in each case, as contemplated by this Agreement.  Upon the exercise of remedies in respect of the Pledged LLC Interests or the Pledged Partnership Interests, a transferee or assignee of a membership interest or a partnership interest, as the case may be, of such LLC or Partnership, as the case may be, shall become a member or partner, as the case may be, of such LLC or Partnership, as the case may be, entitled to participate in the management thereof and, upon the transfer of the entire interest of such Grantor, such Grantor shall cease to be a member or partner, as the case may be.

(c)           Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to

(d)

the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

Section 3.12                                Receivables.

(a)           No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

(b)           None of the obligors on any Receivables is a Governmental Authority.

(c)           The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

Section 3.13                                Contracts.

(a)           No consent of any party (other than such Grantor) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement, except as has been obtained.

(b)           No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any Grantor party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

(c)           Neither such Grantor nor (to the best of such Grantor’s knowledge) any of the other parties to the Contracts is in default in the performance or observance of any of the terms thereof.

(d)           The right, title and interest of such Grantor in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims.

(e)           Such Grantor has delivered to the Administrative Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto.

(f)           No amount payable to such Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

Section 3.14                                Intellectual Property.

(a)           Schedule 6 lists all registered Intellectual Property owned by such Grantor in its own name on the date hereof.

(b)

On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and, to Grantor’s knowledge, does not infringe the intellectual property rights of any other Person.

(c)           Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(d)           No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

(e)           No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof ii) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor’s ownership interest therein, or iii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

Section 3.15                                Commercial Tort Claims.

(a)           On the date hereof, except to the extent listed in Schedule 3, no Grantor has rights in any Commercial Tort Claim with potential value in excess of $100,000.

(b)           Upon the filing of a financing statement covering any Commercial Tort Claim referred to in Section 5.09 against such Grantor in the jurisdiction specified in Schedule 3, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from such Grantor, which security interest shall be prior to all other Liens on such Collateral except for unrecorded liens permitted by the Credit Agreement which have priority over the Liens on such Collateral by operation of law.

Section 3.16                                Benefit to the Guarantors.  The Borrower is a member of an affiliated group of companies that includes such Grantor, and the Borrower and the other Grantors are engaged in related businesses.  Such Grantor may reasonably be expected to benefit, directly or indirectly, from the Transactions; and such Grantor has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of such Grantor.

ARTICLE IV

Covenants

Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Borrower Obligations shall have been irrevocably and indefeasibly paid in full in cash, no Letter of Credit shall be outstanding (other than those Letters of Credit that cash collateral has been posted for) and all of the Commitments shall have terminated:

- -

Covenants and Events of Default in Credit Agreement.  Such Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, by it so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor.

Section 4.01                                Delivery of Instruments, Certificated Securities and Chattel Paper.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

Section 4.02                                Payment of Obligations.  Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

Section 4.03                                Maintenance of Perfected Security Interest; Further Documentation.

(a)           Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.03 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

(b)           Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

(c)           At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, iv) delivering certificated securities, v) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and vi) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

(d)

Changes in Locations, Name, Etc.  Such Grantor recognizes that financing statements pertaining to the Collateral have been or may be filed where such Grantor maintains any Collateral or is organized.  Without limitation of Section 8.01(k) of the Credit Agreement or any other covenant herein, such Grantor will not cause or permit any change in its vii) corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its Properties, viii) the location of its chief executive office or principal place of business, or ix) its identity or corporate structure or its jurisdiction of organization or its organizational identification number in such jurisdiction of organization, unless, in each case, such Grantor shall have first (1) notified the Administrative Agent of such change at least fifteen (15) days prior the effective date of such change and (2) taken all action reasonably requested by the Administrative Agent for the purpose of maintaining the perfection and priority of the Administrative Agent’s security interest under this Agreement.  In any notice furnished pursuant to this Section 5.05, such Grantor will expressly state in a conspicuous manner that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of the Administrative Agent’s security interest in the Collateral.  At the request of the Administrative Agent, on or prior to the occurrence of such event, the Borrower will provide to the Administrative Agent and the Lenders an opinion of counsel, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that such event will not impair the validity of the security interest hereunder, the perfection and priority thereof, the enforceability of the Loan Documents, and such other matters as may be reasonably requested by the Administrative Agent.

Section 4.04                                Notices.  Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

(a)           any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

(b)           of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

Section 4.05                                Investment Property.

(a)           If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties, segregated from other Property of such Grantor, and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as

(b)

additional collateral security for the Obligations.  Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations.  If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(c)           Without the prior written consent of the Administrative Agent, such Grantor will not x) unless otherwise expressly permitted hereby or under the other Loan Documents, vote to enable, or take any other action to permit, any Issuer to issue any Equity Interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Issuer, xi) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), xii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or xiii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

(d)           In the case of each Grantor that is an Issuer, such Issuer agrees that xiv) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, xv) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.07(a) with respect to the Investment Property issued by it and xvi) the terms of Section 6.03(c) and Section 6.07 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.03(c) or Section 6.07 with respect to the Investment Property issued by it.  In the case of any Issuer that is not a Grantor hereunder, such Grantor shall promptly cause such Issuer to execute and deliver to the Administrative Agent an Acknowledgement and Consent.

(e)           In the case of each Grantor that is a partner in a Partnership, such Grantor hereby consents to the extent required by the applicable Partnership Agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Partnership Interests in such Partnership and to the transfer of such Pledged Partnership Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner in such Partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be.  In the case of each Grantor that is a member of an LLC, such Grantor hereby consents to the extent required by the applicable LLC Agreement to the pledge

(f)

by each other Grantor, pursuant to the terms hereof, of the Pledged LLC Interests in such LLC and to the transfer of such Pledged LLC Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted member of the LLC with all the rights, powers and duties of a member of such LLC.

(g)           Such Grantor shall not agree to any amendment of a Partnership Agreement or an LLC Agreement that xvii) in any way adversely affects the perfection of the security interest of the Administrative Agent in the Pledged Partnership Interests or Pledged LLC Interests pledged by such Grantor hereunder or xviii) causes any Partnership Agreement or LLC Agreement to include an election to treat the membership interests or partnership interests of such Grantor as a security under Section 8.103 of the UCC.

(h)           Such Grantor shall furnish to the Administrative Agent such stock or equity powers and other instruments as may be required by the Administrative Agent to assure the transferability of the Investment Property when and as often as may be reasonably requested by the Administrative Agent.

(i)           The Pledged Securities set forth on Schedule 2 will at all times constitute not less than 100% of the Equity Interests of any such Issuer thereof that are owned by any such Grantor.  Such Grantor will not permit any Grantor that is an Issuer of any of the Pledged Securities set forth on Schedule 2 to issue any new shares of any class of Equity Interests of such Issuer without the prior written consent of the Administrative Agent.

Section 4.06                                Intellectual Property.

(a)           Such Grantor (either itself or through licensees) will xix) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, xx) maintain as in the past the quality of products and services offered under such Trademark, xxi) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Governmental Requirements, xxii) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and xxiii) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b)           Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

(c)           Such Grantor (either itself or through licensees) xxiv) will employ each material Copyright and xxv) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired.  Such Grantor will not (either itself or through

(d)

licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

(e)           Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

(f)           Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(g)           Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs.  Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in any Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby.

(h)           Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(i)           In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall xxvi) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and xxvii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

Section 4.07                                Commercial Tort Claims.  If such Grantor shall obtain an interest in any Commercial Tort Claim with a potential value in excess of $100,000, such Grantor shall, within 30 days of obtaining such interest, sign and deliver documentation acceptable to the

Section 4.08

Administrative Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

ARTICLE V

Remedial Provisions

Section 5.01                                Certain Matters Relating to Receivables.

(a)           The Administrative Agent hereby authorizes each Grantor to collect and retain for its own use such Grantor’s Receivables and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, xxviii) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.05 and xxix) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor.  Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b)           At the Administrative Agent’s request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

Section 5.02                                Communications with Obligors; Grantors Remain Liable.

(a)           The Administrative Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.

(b)           Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(c)           Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable

(d)

(or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Section 5.03                                Pledged Securities.

(a)           Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.03(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Securities and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent not prohibited in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b)           If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, xxx) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as required pursuant to Section 10.02(c) of the Credit Agreement and xxxi) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (a) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (b) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)           Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to xxxii) comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and is continuing and (b) is otherwise in accordance with the terms of this

(d)

Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and xxxiii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

Section 5.04                                Proceeds to be Turned Over to Administrative Agent.  In addition to the rights of the Administrative Agent and the Lenders specified in Section 6.01 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required).  All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.05.

Section 5.05                                Application of Proceeds.  At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Article II, in payment of the Obligations in accordance with Section 10.02(c) of the Credit Agreement.

Section 5.06                                Code and Other Remedies.

(a)           If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to the Administrative Agent and the Secured Parties in this Agreement, the other Loan Documents and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other applicable law or otherwise available at law or equity.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived

(b)

and released.  Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  Any such sale or transfer by the Administrative Agent either to itself or to any other Person shall be absolutely free from any claim of right by any Grantor, including any equity or right of redemption, stay or appraisal which any Grantor has or may have under any rule of law, regulation or statute now existing or hereafter adopted (and each Grantor hereby waives any rights it may have in respect thereof).  Upon any such sale or transfer, the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred.  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.06, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 10.02(c) of the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the UCC, need the Administrative Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder except to the extent caused by the gross negligence or willful misconduct of the Administrative Agent or such Secured Party or their respective agents.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(c)           In the event that the Administrative Agent elects not to sell the Collateral, the Administrative Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations.  Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.  Without limitation of the foregoing, any disposition involving three (3) or more bidders that are “accredited investors” (within the meaning of the Securities Act) shall constitute disposition in a commercially reasonable manner.

(d)           The Administrative Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

Section 5.07                                Securities Laws.

(a)           Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, or  may determine that a public sale is impracticable or not commercially reasonable, and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges

(b)

and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)           Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 6.07 valid and binding and in compliance with any and all other applicable Governmental Requirements.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.07 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.07 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

Section 5.08                                Waiver; Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Secured Party to collect such deficiency.

Section 5.09                                Non-Judicial Enforcement.  The Administrative Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, each Grantor expressly waives any and all legal rights which might otherwise require the Administrative Agent to enforce its rights by judicial process.

ARTICLE VI

The Administrative Agent

Section 6.01                                Administrative Agent’s Appointment as Attorney-in-Fact, Etc.

(a)           Upon and during the continuance of an Event of Default, each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following during the continuance of an Event of Default:

(i)           in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments

(ii)

for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(iii)           in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iv)           pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement or any other Loan Document and pay all or any part of the premiums therefor and the costs thereof;

(v)           execute, in connection with any sale provided for in Section 6.06 or Section 6.07, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(vi)           (a) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (b) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (c) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (d) in the name of such Grantor, or in its own name, or otherwise, commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (e) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (f) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (g) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (h) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

- -

Anything in this Section 7.01(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.01(a) unless an Event of Default shall have occurred and be continuing.

(b)           If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)           The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.01, together with interest thereon at the post-default rate specified in Section 3.02(c) of the Credit Agreement, but in no event to exceed the Highest Lawful Rate, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d)           Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 6.02                                Duty of Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar Property for its own account, and the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral.  Neither the Administrative Agent, any Secured Party nor any of their Related Parties shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the Administrative Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers.  The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their Related Parties shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.  To the fullest extent permitted by applicable law, the Administrative Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Grantor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters.  Each Grantor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Administrative Agent or any Secured

Section 6.03

Party to proceed against any Grantor or other Person, exhaust any Collateral or enforce any other remedy which the Administrative Agent or any Secured Party now has or may hereafter have against any Grantor or other Person.

Section 6.04                                Execution of Financing Statements.  Pursuant to the UCC and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.  Each Grantor authorizes the Administrative Agent to use the collateral description “all personal property” or “all assets” in any such financing statements.  Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

Section 6.05                                Authority of Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE VII

Subordination of Indebtedness

Section 7.01                                Subordination of All Grantor Claims.  As used herein, the term “Grantor Claims” shall mean all debts and obligations of the Borrower or any other Grantor to any other Grantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by.  During the continuation of an Event of Default, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Grantor Claims.

Section 7.02                                Claims in Bankruptcy.  In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving any Grantor, the Administrative Agent on behalf of the Administrative Agent and the Secured Parties shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and

Section 7.03

payments which would otherwise be payable upon Grantor Claims.  Each Grantor hereby assigns such dividends and payments to the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties for application against the Borrower Obligations as provided under Section 10.02(c) of the Credit Agreement.  Should the Administrative Agent or any Secured Party receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to any Grantor, and which, as between such Grantors, shall constitute a credit upon the Grantor Claims, then upon irrevocable and indefeasible payment in full in cash of the Borrower Obligations, the expiration of all Letters of Credit outstanding under the Credit Agreement and the termination of all of the Commitments, the intended recipient shall become subrogated to the rights of the Administrative Agent and the Secured Parties to the extent that such payments to the Administrative Agent and the Secured Parties on the Grantor Claims have contributed toward the liquidation of the Obligations, and such subrogation shall be with respect to that proportion of the Obligations which would have been unpaid if the Administrative Agent and the Secured Parties had not received dividends or payments upon the Grantor Claims.

Section 7.04                                Payments Held in Trust.  In the event that, notwithstanding Section 8.01 and Section 8.02, any Grantor should receive any fund, payment, claim or distribution which is prohibited by such Sections, then it agrees: xxxiv) to hold in trust for the Administrative Agent and the Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received and xxxv) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative Agent, for the benefit of the Secured Parties; and each Grantor covenants promptly to pay the same to the Administrative Agent.

Section 7.05                                Liens Subordinate.  Each Grantor agrees that, until the Borrower Obligations are irrevocably and indefeasibly paid in full in cash, no Letter of Credit shall be outstanding (other than those Letters of Credit that cash collateral has been posted for) and the termination of all of the Commitments, any Liens securing payment of the Grantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Obligations, regardless of whether such encumbrances in favor of such Grantor, the Administrative Agent or any Secured Party presently exist or are hereafter created or attach.  Without the prior written consent of the Administrative Agent, no Grantor, during the period in which any of the Borrower Obligations are outstanding or the Commitments are in effect, shall xxxvi) exercise or enforce any creditor’s right it may have against any debtor in respect of the Grantor Claims or xxxvii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.

Section 7.06                                Notation of Records.  Upon the request of the Administrative Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Grantor Claims accepted by or held by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

Section 7.07

Miscellaneous

Section 7.08                                No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 9.04), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Secured Party, and no course of dealing with respect to, any right, power or privilege hereunder, or any abandonment or discontinuance of steps to enforce such right, power or privilege, shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law or equity.

Section 7.09                                Notices.  All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 12.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

Section 7.10                                Enforcement Expenses; Indemnities.

(a)           Each Guarantor agrees to pay or reimburse each Secured Party and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Article II or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Administrative Agent.

(b)           Each Guarantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all Other Taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)           Each Guarantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 12.03 of the Credit Agreement.

(d)

The agreements in this Section 9.03 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

Section 7.11                                Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 12.02 of the Credit Agreement.

Section 7.12                                Successors and Assigns.  The provisions of this Agreement shall be binding upon the Grantors and their successors and assigns and shall inure to the benefit of the Administrative Agent and the Secured Parties and their respective successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent, and any such purported assignment, transfer or delegation shall be null and void.

Section 7.13                                Survival; Revival; Reinstatement.

(a)           All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document to which it is a party shall be considered to have been relied upon by the Administrative Agent and the Lenders and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the other agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Section 9.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b)           To the extent that any payments on the Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Secured Parties’ Liens, security interests, rights, powers and remedies under this Agreement and each other Loan Document shall continue in full force and effect.  In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Secured Parties to effect such reinstatement.

(c)

Counterparts; Integration; Effectiveness.

(d)           This Agreement may be executed in multiple counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(e)           This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THE LETTERS OF CREDIT AND THE LETTER OF CREDIT AGREEMENTS) REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(f)           This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto, the Lenders and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.14                                Severability.  Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 7.15                                Set-Off.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, without notice to such Person or any other Grantor, any such notice being expressly waived by each Grantor, to the fullest extent permitted by law, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness, claims or obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements), in any currency, whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or Affiliate to or for the credit or the account of any Grantor against any of and all the obligations and liabilities of the Grantor owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured.  The rights of each Lender under this Section 9.09 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

Section 7.16

Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.  THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c)           EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OF THE CREDIT AGREEMENT (OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 OF THE CREDIT AGREEMENT) OR SCHEDULE 1 HERETO, AS APPLICABLE, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d)           EACH PARTY HEREBY (1) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (2) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (3) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (IV) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS

(e)

AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 9.10.

Section 7.17                                Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 7.18                                Acknowledgments.  Each Grantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)           neither the Administrative Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

(d)           Each of the parties hereto specifically agrees that it has a duty to read this Agreement, the Security Instruments and the other Loan Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement, the Security Instruments and the other Loan Documents; that it has in fact read this Agreement, the Security Instruments and the other Loan Documents and is fully informed and has full notice and knowledge of the terms, conditions and effects thereof; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the Security Instruments; and has received the advice of its attorney in entering into this Agreement and the Security Instruments; and that it recognizes that certain of the terms of this Agreement and the Security Instruments result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability.  EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 7.19                                Additional Grantors and Additional Pledged Securities.  Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 8.13 of the Credit Agreement shall become a party hereto as a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement and shall thereafter have the same rights, benefits and obligations as a Grantor party hereto on the date

Section 7.20

hereof.  Each Grantor that is required to pledge additional Equity Interests pursuant to the Credit Agreement shall execute and deliver a Supplement.

Section 7.21                                Releases.

(a)           Release Upon Payment in Full.  The grant of a security interest hereunder and all of rights, powers and remedies in connection herewith shall remain in full force and effect until the Administrative Agent has (4) retransferred and delivered all Collateral in its possession to the Grantors and (5) executed a written release or termination statement and reassigned to the Grantors without recourse or warranty any remaining Collateral and all rights conveyed hereby.  Upon the date that the Borrower Obligations shall have been paid in full in cash, no Letter of Credit shall be outstanding (other than those Letters of Credit that cash collateral has been posted for), no Secured Swap Agreements shall be outstanding, all of the Commitments shall have terminated and the Grantors shall have fully complied with all covenants and agreements hereof, the Administrative Agent, at the written request and expense of the Borrower, will promptly release, reassign and transfer the Collateral to the Grantors and declare this Agreement to be of no further force or effect.

(b)           Partial Releases.  If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.  At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least fifteen Business Days prior to the date of the proposed release (or by such later date to which the Administrative Agent may agree), a written request of a Responsible Officer for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

(c)           Retention in Satisfaction.  Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by the Administrative Agent or the Secured Parties hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Administrative Agent and the Secured Parties shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is provided in Section 9.14(a).

Section 7.22                                Acceptance.  Each Grantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Administrative Agent and the Secured Parties being conclusively presumed by their request for this Agreement and delivery of the same to the Administrative Agent.

Section 7.23

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IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Collateral Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                                                                NORTHERN OIL AND GAS, INC.

By:           /s/ Michael L. Reger________________
Michael L. Reger
Chief Executive Officer

Signature Page 1  – Guaranty and Collateral Agreement

Acknowledged and Agreed to as
of the date hereof by:

ADMINISTRATIVE AGENT:                                                                CIT CAPITAL USA INC.,
as Administrative Agent

By:           /s/ Brian Kerrigan
Brian Kerrigan
Vice President

                                   Signature Page 2 – Guaranty and Collateral Agreement